Exhibit 99.1

O'Reilly Automotive Enters into Standstill Agreement with CSK Auto

SPRINGFIELD, Mo.--(BUSINESS WIRE)--February 7, 2008--O' Reilly Automotive, Inc. (NASDAQ:ORLY) today announced that it has entered into a Standstill Agreement with CSK Auto Corporation (NYSE: CAO) and will participate in CSK's previously announced process. O'Reilly does not intend to provide any further updates with regards to the standstill agreement.

About O'Reilly Automotive, Inc

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,830 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of December 31, 2007.

Forward-Looking Information

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as "expect,""believe,""anticipate,""should,""plan,""intend,""estimate,""project,""will" or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company' s Form 10-K for the year ended December 31, 2006, for more details.

Joele Frank, Wilkinson Brimmer Katcher Kelly Sullivan, 212-355-4449 or Ed Trissel, 212-355-4449